Crown Auto Announces Withdrawal of Registration Statement

June 26, 2012  -- SALT LAKE CITY -- Crown Auto Holdings, Inc. (OTCBB: CUTO) (Pink Sheets: CUTO):

The S-1 Registration Statement of Crown Auto Holdings, Inc., a Nevada corporation (the “Company”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2011, and which was declared “effective” by the SEC on February 29, 2012, was withdrawn yesterday.  The Company has determined to remain a closely-held company, and has requested that the OTCBB and the Pink Sheets delist the trading of the Company’s common stock under the symbol “CUTO.”

For Crown Auto Holdings, Inc.

Leonard W. Burningham

801-363-7411